Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$370,810
Unrealized Gain (Loss) on Market Value of Futures	(2,579,540)
Interest Income	616
Total Income (Loss)	$(2,208,114)

Expenses
Investment Advisory Fee	$19,290
Brokerage Commissions	797
NYMEX License Fee	734
Non-interested Directors' Fees and Expenses	145
Other Expenses	92,600
Total Expenses	113,566
Expense Waiver	(87,778)
Net Expenses	$25,788
Net Gain (Loss)	$(2,233,902)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$37,637,148
Net Gain (Loss)	(2,233,902)

Net Asset Value End of Period	$35,403,246
Net Asset Value Per Unit (700,000 Units)	$50.58

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502